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                                                                    EXHIBIT 4.19


                          FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE dated as of December 31, 1999 is by and among CITIBANK, N.A., a national banking association having its principal corporate trust office at 120 Wall Street, New York, New York (herein, together with its successors in trust, the "Trustee"), LGT BANK IN LIECHTENSTEIN AKTIENGESELLSCHAFT, a bank organized under the laws of Liechtenstein (the "Guarantor") and INVESCO, INC., a Delaware corporation, the "Successor Company"), and the successor by merger with INVESCO (NY) Asset Management, Inc., f/k/a LGT Asset Management, Inc., and the "Company" under the Indenture referred to below (the "Existing Issuer").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Guarantor and the Successor Company hereby agree as follows:


                             PRELIMINARY STATEMENTS


         The Trustee, the Existing Issuer and the Guarantor are parties to that certain Indenture dated as of December 16, 1996 (the "Indenture") pursuant to which the Existing Issuer issued U.S.$150,000,000 of its 6.875% Senior Notes due 2006 and U.S.$100,000,000 of its 6.50% Senior Notes due 2001.

         As permitted by the terms of the Indenture, the Existing Issuer has, simultaneously with the effectiveness of this First Supplement, merged (referred to herein as the "Transaction" and the Transaction for purposes of Section 8.1 of the Indenture) with and into the Successor Company where the Successor Company is the surviving corporation. The parties hereto are entering into this First Supplemental Indenture pursuant to, and in accordance with, Section 8.1 of the Indenture.

         SECTION 1. DEFINITIONS. All capitalized terms used herein which are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

         SECTION 2. INTERPRETATION. (a) In this Supplemental Indenture, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any gender includes each other gender;
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                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Section or other subdivision;

                  (iv) reference to any Person includes such Persons' successors and assigns but, if applicable, only if such successors and assigns are permitted by this Supplemental Indenture or an Operative Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause
         (iv) is intended to authorize any assignment not otherwise permitted by this Supplemental Indenture or such Operative Document;

                  (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

                  (vi) reference to any Section means such Section of this Supplemental Indenture; and

                  (vii) the word "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.

         (b) No provision in this Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

         SECTION 3. ASSUMPTION OF OBLIGATIONS.

         (a) Pursuant to, and in compliance and accordance with, Section 8.1 of the Indenture, the Successor Company hereby expressly and unconditionally assumes the due and punctual payment of the principal of, and interest on, and any Additional Amounts with respect to, all of the Securities and the performance of each and every covenant of the Company under the Indenture, all as if the Successor Company were the Company thereunder.

         (b) By executing the First Supplemental Indenture, the Guarantor consents to the Transaction and the supplementing of the Indenture pursuant hereto and acknowledges, ratifies and confirms that its guarantee obligations pursuant to Article XIII of the Indenture (and pursuant to each Guarantee attached to any Security) continue to remain in full force and effect without discharge or modification in any way by reason of




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the Transaction and the assumption of obligations by the Successor effected pursuant to paragraph (a) above.

         (c) Pursuant to Section 8.2 of the Indenture, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had originally been the Company under the Indenture.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Supplemental Indenture and to perform the Indenture,
(b) that it is the successor by merger of the Existing Issuer pursuant to a valid merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of the State of Delaware, (d) that, both immediately before and after giving effect to this First Supplemental Indenture, no Default or Event of Default has occurred and is continuing, and
(e) that this First Supplemental Indenture is executed and delivered pursuant to
Section 9.1(1) of the Indenture and does not require the consent of the Holders.

         SECTION 5. CONDITIONS OF EFFECTIVENESS. This First Supplemental Indenture shall become effective when, and only when:

         (a) the Trustee shall have executed a counterpart of this First Supplemental Indenture and shall have received a counterpart of this First Supplemental Indenture executed by the Successor Company and the Guarantor;

         (b) The Trustee shall have received an Officers' Certificate stating that the Transaction and this First Supplemental Indenture comply with Article VIII of the Indenture; and

         (c) the Trustee shall have received and Opinion of Counsel, in form and substance satisfactory to it, to the effect that the Transaction and the execution and delivery of this First Supplemental Indenture is permitted by and is effected in compliance with the Indenture.

         SECTION 6. REFERENCE TO THE INDENTURE. (a) Upon the effectiveness of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "herein" or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

         (b) Upon the effectiveness of this First Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.




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         (c) The Indenture, as amended and supplemented by the amendment and supplement referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         SECTION 7. EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         SECTION 8. GOVERNING LAW; BINDING EFFECT. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

         SECTION 9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company. The recitals of fact contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be executed and effective as of the date first stated herein, by their respective offices thereunto duly authorized.

                                 THE SUCCESSOR COMPANY:


                                 INVESCO, INC.,
                                  a Delaware corporation

                                 By:    /s/ DAVID A. HARTLEY
                                     ----------------------------------------
                                    Name:   David A. Hartley
                                          -----------------------------------
                                    Title:  Chief Financial Officer
                                        INVESCO, Inc. (and successor to
                                         INVESCO (NY) Asset Management, Inc.
                                         (f/k/a LGT Asset Management, Inc.))
                                         ------------------------------------


                                 By:    /s/ LUIS A. AGUILAR
                                     ----------------------------------------
                                    Name:   Luis A. Aguilar
                                          -----------------------------------
                                    Title:  Vice President, Secretary and
                                              General Counsel
                                        INVESCO, Inc. (and successor to
                                         INVESCO (NY) Asset Management, Inc.
                                         (f/k/a LGT Asset Management, Inc.))
                                          -----------------------------------

                                 THE GUARANTOR:

                                 LGT BANK IN LIECHTENSTEIN
                                  AKTIENGESELLSCHAFT

                                 By:    /s/ PATRICK LENGWILER
                                     -------------------------------
                                     Name:  Patrick Lengwiler
                                          --------------------------
                                     Title: Legal Counsel
                                            ------------------------

                                 By:    /s/ ELMAR MATTLE
                                     -------------------------------
                                     Name:  Elmar Mattle
                                          --------------------------
                                     Title: Chief Officer
                                            ------------------------


                                 THE TRUSTEE:

                                 CITIBANK, N.A.

                                 By:    /s/ WAFAA ORFY
                                     -------------------------------
                                     Name:  Wafaa Orfy
                                          --------------------------
                                     Title: Assistant Vice President
                                            ------------------------


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